Exhibit 10.47
SUPPLEMENTAL LETTER

To:	PREMIER MARINE CO.
GLADIATOR SHIPPING CO.
GUARDIAN SHIPPING CO.
SEANERGY MARITIME HOLDINGS CORP.
each of Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
MH96960, the Marshall Islands
c/o -154 Vouliagmenis Avenue,
16674 Glyfada, Athens, Greece
 for the attention of: Chief Executive Officer

From:	UniCredit Bank AG
as Lender
7 Heraklitou Street
10673 Athens
Greece
Fax: +30 210 3640063
Attention: the Managers

30 April 2018
Dear Sirs
Facility Agreement dated 11 September 2015 (as amended and supplemented by a supplemental agreement dated 3 June 2016, a supplemental letter agreement dated 29 July 2016, a supplemental letter agreement dated 7 March 2017 and a supplemental letter agreement dated 25 September 2017, together, the "Facility Agreement") and entered into between (i) Premier Marine Co., Gladiator Shipping Co. and Guardian Shipping Co. as joint and several borrowers (together, the "Borrowers"), (ii) Seanergy Maritime Holdings Corp. as guarantor (the "Guarantor") and (iii) UniCredit Bank AG as original lender (the "Lender") in respect of a term loan facility of (originally) up to US$52,704,790

We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meaning when used in this Letter and for the purposes of this Letter.
"Effective Date" means the date of this Letter.
This Letter sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to the request of the Borrowers and the Guarantor to amend certain provisions of the Facility Agreement as described in Clause 2 (the "Request").
1	We hereby confirm our approval, consent and acceptance of the Request above from the Effective Date, subject to the satisfaction of the conditions referred to in paragraphs (a)-(g) below.
The conditions referred to above are:
(a)	an original of this Letter duly executed by the Lender and acknowledged by the Borrowers and the Guarantor;
(b)
certified copies of all documents (if any) evidencing any other necessary action, approvals or consents with respect to this Letter (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(c)	evidence satisfactory to the Lender that a non-refundable amendment fee in the amount of US$40,000 has been paid by the Borrowers to the Lender; and
(d)	evidence that the process agent referred to in Clause 9 of this Letter has accepted its appointment as agent for service of process under this Letter.
2	Amendments to the Facility Agreement
In consideration of the agreement of the Lender contained in Clause 1 of this Letter, the Borrowers and the Guarantor hereby agree with the Lender that the provisions of the Facility Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:
(a)	by deleting clause 19.34 thereof in its entirety and replacing it with the following new clause 19.34:
"19.34 Place of business
No Transaction Obligor has a place of business in any country other than its country of incorporation and its head office functions are carried out in the case of Borrower A, B and C at c/o 154 Vouliagmenis Avenue, 16674 Glyfada, Athens, Greece.";
(b)	by deleting sub-paragraph (a) in clause 21.1 thereof in its entirety and replacing it with the following new sub-paragraph (a):
"(a)	the Leverage Ratio shall not exceed:
(i)	at any time during the period commencing on 1 May 2018 and ending on 31 December 2018 (inclusive), 85 per cent.;
(ii)	at any time during the period commencing on 1 January 2019 and ending on 31 March 2019 (inclusive), 80 per cent.; and
(iii)	from 1 April 2019 and at all times thereafter and throughout the remainder of the Security Period, 75 per cent.;";
(c)	by deleting sub-paragraph (b) in clause 21.1 thereof in its entirety and replacing it with the following new sub-paragraph (b):
"(b)	the ratio of EBITDA to Net Interest Expense shall not be less than:
(i)	at any time during the period commencing on 1 May 2018 and ending on 31 March 2019 (inclusive), 1.20:1; and
(ii)     from 1 April 2019 and at all times thereafter and throughout the remainder of the Security Period, 2:1; and";
(d)	by deleting the definition of "Leverage Ratio" in clause 21.3 thereof in its entirety and replacing it with the following new definition:
""Leverage Ratio" means at any time the ratio (expressed as a percentage) of (i) the Group's Net Debt divided by (ii) the Consolidated Market Value Adjusted Total Assets less any Cash, Restricted Cash and Cash Equivalents.";
(e)	by inserting the definitions of "Group's Net Debt", "Group's Total Debt" and "Restricted Cash" in the requisite alphabetical order in clause 21.3 thereof as follows:
""Group's Net Debt" means the Group's Total Debt less any drawn amounts of shareholders' Notes and less any Cash, Restricted Cash and Cash Equivalents, in each case as shown in the latest Applicable Accounts.";

""Group's Total Debt" means as at the date of calculation, the current portion of long-term debt, net of deferred finance costs and the long-term debt, net of current portion and deferred finance costs of the Group as shown in the latest Applicable Accounts.";
""Restricted Cash" shall have the meaning given to such term in the latest Applicable Accounts.";

(f)	by deleting clause 25.1 thereof in its entirety and replacing it with the following new clause 25.1:
"25.1 Minimum required security cover
Clause 25.2 (Provision of additional security; prepayment) applies if the Lender notifies the Borrowers:
(a)	at any time during the period commencing on 1 May 2018 and ending on 30 September 2018 (inclusive), that the Security Cover Ratio is below 100 per cent.;
(b)	at any time during the period commencing on 1 October 2018 and ending on 30 June 2019 (inclusive), that the Security Cover Ratio is below 111 per cent.; and
(c)	from 1 July 2019 and at all times thereafter and throughout the remainder of the Security Period, that the Security Cover Ratio is below 120 per cent..";

(g)	by deleting all references in Part A of Schedule 1 to "16 Grigoriou Lambraki" and replacing them with "154 Vouliagmenis Avenue"; and
(h)
by construing throughout all references in the Facility Agreement to "this Agreement" and all references in the Finance Documents (other than the Facility Agreement) to the "Facility Agreement" as references to the Facility Agreement as amended and supplemented by this Letter.

3	Representations and Warranties
The Borrowers and the Guarantor hereby represent and warrant to the Lender that the representations and warranties contained in clause 19 (Representations) of the Facility Agreement are true and correct on the date of this Letter and on the Effective Date as if all references therein to "this Agreement" were references to the Facility Agreement as supplemented by this Letter and as if all such representations and warranties were amended in line with this Clause 3 of this Letter.  This Letter comprises the legal, valid and binding obligations of the Borrowers and the Guarantor enforceable in accordance with its terms.
4	Re-affirmation of Facility Agreement
The Borrowers and the Guarantor hereby agree that all the provisions of the Facility Agreement which have not been amended by this Letter shall be and are hereby re-affirmed and remain in full force and effect.
5	Costs and Expenses
The provisions of clause 16 (Costs and Expenses) of the Facility Agreement, as amended and supplemented by this Letter, shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.
6	Notices
Clause 33 (Notices) of the Facility Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.
7	Counterparts

This Letter may be executed in any number of counterparts.
8	Governing law
This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
9	Process Agent
The Borrowers and the Guarantor, hereby, irrevocably appoint Messrs E. J. C. Album Solicitors, presently of Landmark House, 190 Willifield Way, London NW11 6YA, England (attention: Mr Edward Album, tel: +44 208 455 7653, fax: +44 208 457 5558 and email: ejca@mitgr.com), to act as their agent to receive and accept on their behalf any process or other document relating to any proceedings in the English Courts which are connected with this Letter.
Please confirm your agreement by signing the acknowledgement below.
Yours faithfully

/s/ illegible	/s/ illegible
for and on behalf of	for and on behalf of
UniCredit Bank AG	UniCredit Bank AG
as Lender	as Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms hereof.

/s/ Stamatios Tsantanis
STAMATIOS TSANTANIS as President
for and on behalf of
PREMIER MARINE CO.

Date: 30 April 2018

/s/ Stamatios Tsantanis
STAMATIOS TSANTANIS as President
for and on behalf of
GLADIATOR SHIPPING CO.

Date: 30 April 2018

/s/ Stamatios Tsantanis
STAMATIOS TSANTANIS as President
for and on behalf of
GUARDIAN SHIPPING CO.

Date: 30 April 2018

/s/ Stamatios Tsantanis
STAMATIOS TSANTANIS as Chairman
for and on behalf of
SEANERGY MARITIME HOLDINGS CORP.

Date: 30 April 2018